Exhibit 10.1

FIRST AMENDMENT TO THE AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT

This First Amendment to that certain the Amended and Restated Securities Purchase Agreement (this “Agreement”) is dated as of May 27, 2026, between Healthy Choice Wellness Corp., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”). Capitalized terms not otherwise defined in this Agreement shall have the respective meanings ascribed to them in the SPA (as defined below).

WHEREAS, the parties entered into the Amended and Restated Securities Purchase Agreement, dated as of November 11, 2025 (“SPA”); and

WHEREAS, in accordance with Section 5.5 of the SPA, the parties have decided to amend the SPA as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

Article I

AMENDMENTS

1.1 Termination of Participation Right. Section 4.14 of the SPA is hereby deleted in its entirety and will be of no further effect as of the date hereof.

1.2 Certificate of Designation. In furtherance of the amendments in Section 1.1, each Purchaser hereby acknowledges, consents to, and agrees that, from and after the date hereof, such Purchaser shall have no further rights or entitlements under Sections 7(b) through (c) of the Second and Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of the Company, dated November 12, 2025 (the “Certificate of Designation”), and each Purchaser hereby consents to any amendment of the Certificate of Designation in connection with the foregoing. Each Purchaser hereby agrees to execute and deliver, or cause to be executed and delivered, any and all documents, instruments, or filings reasonably necessary to effectuate any amendment to the Certificate of Designation as may be requested by the Company in connection with the foregoing.

1.3 Additional Shares. The Company shall issue to each Purchaser such number of shares of Preferred Stock set forth next to Purchaser’s name on Schedule A in consideration of the amendments set forth herein, which the parties hereto agree constitutes full value for such shares. Upon issuance, such shares shall be fully paid and non-assessable.

1.4 Registration Rights. The shares of Common Stock issuable upon conversion of the shares of Preferred Stock issued pursuant to Section 1.3 hereof (the “Bonus Shares”) shall be entitled to registration rights under the Registration Rights Agreement to be entered into in connection with the consummation of the merger contemplated by that certain Agreement and Plan of Merger dated on or about the date hereof by and among the Company Healthy Choice Wellness II Corp., a Delaware corporation and wholly-owned subsidiary of the Company, and Host Digital Infrastructure LLC, a Delaware limited liability company (the “Registration Rights Agreement”), on a pari passu basis with the Shares (as defined in the Registration Rights Agreement), and shall in no event have priority over the Shares with respect to registration.

Article II

MISCELLANEOUS

2.1 No Other Amendments. Except as expressly amended hereby, all of the terms and conditions of the SPA shall remain in full force and effect unmodified. This Amendment and the Agreement shall be read together as one agreement (including with respect to Section 10.05 (Entire Agreement) of the Agreement), and all references to “this Agreement” in the Agreement shall be deemed to refer to the Agreement as modified and amended by this Amendment.

2.2 Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, either oral or written.

2.3 Amendment and Waiver. This Agreement may be amended only by an instrument in writing signed by all of the signatories hereto.

2.4 Assignment. This Agreement and the rights and obligations set forth herein shall inure to the benefit of, and be binding upon the parties hereto, and each of their respective successors, heirs and permitted assigns; provided, however, that neither this Agreement nor any of a party’s rights or obligations hereunder may be assigned or delegated by such party without the prior written consent of the other parties, and any attempted assignment or delegation of this Agreement or any of such rights or obligations by such party without the other parties’ prior written consent shall be void and of no effect ab initio.

2.5 Governing Law; Venue; Waiver of Jury Trial. This Agreement shall be governed by the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause application of the laws of any jurisdiction other than the State of New York. Each of the parties to this Agreement irrevocably submits to the exclusive jurisdiction of the courts of the State of New York for the purpose of any dispute arising out of or relating to this Agreement. Each of the parties hereto waives any right to trial by jury with respect to any Action related to or arising out of this Agreement.

2.6 Construction. Each party hereto acknowledges that it has been advised by legal and any other counsel retained by such party in its sole discretion. Each party acknowledges that such party has had a full opportunity to review this Agreement and all related exhibits, schedules and ancillary agreements and to negotiate any and all such documents in its sole discretion, without any undue influence by any other party hereto or any third party. The parties have participated jointly in the negotiations and drafting of this Agreement and both shall be deemed drafters. In the event of any ambiguity or question of intent or interpretation, no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

2.7 Counterparts. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of all parties, but all of which counterparts when taken together will constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by means of electronically transmitted portable document format (PDF) (in each case, complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com)) shall be as effective as delivery of a manually executed counterpart of this Agreement.

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2

NOW, THEREFORE, the parties hereto have executed this First Amendment to the Amended and Restated Securities Purchase Agreement by their duly authorized representatives as an instrument under seal as of the date first written above.

PurchaserS:		Healthy Choice Wellness Corp.

Anson Investments Master Fund LP		By:	/s/ John Ollet
		Name:	John Ollet
By:	/s/ Amin Nathoo	Title:	Chief Financial Officer
Name:	Amin Nathoo
Title:	Director of Anson Advisors, Inc., co-investment advisor of the Purchase

Anson East Master Fund LP

By:	/s/ Amin Nathoo
Name:	Amin Nathoo
Title:	Director of Anson Advisors, Inc., co-investment advisor of the Purchase

PurchaserS:

/s/ Hal Mintz
Hal Mintz

/s/ Allison Mintz
Allison Mintz

2021 Mintz Family Trust, a trust formed under the laws of the State of Florida

By:	/s/ Allison Mintz
Name:	Allison Mintz
Title:	Trustee

SCHEDULE A

Additional Shares

Anson East Master Fund LP - 500

Anson Investments Master Fund LP – 125

2021 Mintz Family Trust – 458

Hal and Allison Mintz – 230